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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☑ Definitive Proxy Statement
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Stewart Information Services Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
SELECTION OF INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CERTAIN TRANSACTIONS
PROPOSALS FOR NEXT ANNUAL MEETING
OTHER MATTERS

STEWART INFORMATION SERVICES CORPORATION
1980 Post Oak Boulevard
Houston, Texas 77056

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 9, 2008

Notice is hereby given that Stewart Information Services Corporation, a Delaware corporation, will hold its annual meeting of stockholders on May 9, 2008, at 8:30 A.M., in the First Floor Conference Room of Three Post Oak Central, 1990 Post Oak Boulevard, Houston, Texas, for the following purposes:

(1) To elect Stewart’s directors to hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified.

(2) To transact such other business as may properly come before the meeting or any adjournment thereof.

The holders of record of Stewart’s common stock and Class B common stock at the close of business on March 11, 2008 will be entitled to vote at the meeting.

By Order of the Board of Directors,

Max Crisp
Secretary

April 8, 2008

Important Notice Regarding the Availability of Proxy Materials for the Shareholder
Meeting to be Held May 9, 2008

Our proxy statement for the 2008 Annual Meeting and our Annual Report to Stockholders for the year 2007 are available at www.stewart.com/docs/2008ProxyStatement.pdf.

IMPORTANT

You are cordially invited to attend the meeting in person. Even if you plan to be present, you are urged to sign, date and mail the enclosed proxy promptly. If you attend the meeting you can vote either in person or by your proxy.

STEWART INFORMATION SERVICES CORPORATION
1980 Post Oak Boulevard
Suite 800
Houston, Texas 77056
713-625-8100

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 9, 2008

We at Stewart Information Services Corporation are furnishing this proxy statement to our stockholders in connection with the solicitation by our board of directors of proxies for the annual meeting of stockholders we are holding on Friday, May 9, 2008, at 8:30 A.M., in the First Floor Conference Room of Three Post Oak Central, 1990 Post Oak Boulevard, Houston, Texas, or for any adjournment of that meeting.

Proxies in the form enclosed, properly executed by stockholders and received in time for the meeting, will be voted as specified therein. Unless you specify otherwise, the shares represented by your proxy will be voted for the nominees listed therein. If after sending in your proxy you wish to vote in person, you may revoke the proxy at any time before it is exercised by delivering written notice to us at or prior to the meeting. We are mailing this proxy statement on or about April 8, 2008 to stockholders of record at the close of business on March 11, 2008.

At the close of business on March 11, 2008, 17,069,810 shares of our common stock and 1,050,012 shares of our Class B common stock were outstanding and entitled to vote, and only the holders of record on such date may vote at the meeting. As long as 600,000 or more shares of Class B common stock are outstanding, the common stock and Class B common stock will be voted as separate classes at each election of directors. Holders of our Class B common stock, to whom we refer as our Class B common stockholders, may convert their shares of Class B common stock on a one-for-one basis into shares of our common stock at any time.

The holders of our common stock, to whom we refer as our common stockholders, voting as a class, are entitled to elect five of our nine directors. Each common stockholder is entitled either to cast one vote per share for each of those five directors, or to vote cumulatively by casting five votes per share, which may be distributed in any manner among any number of the nominees for director. The enclosed form of proxy allows you to vote for all of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. If you withhold authority to vote for four or fewer of the nominees, and if there are nominees other than management nominees for the positions to be elected by the common stockholders, then the persons named in the enclosed proxy may vote cumulatively by dividing the number of votes represented by the proxy equally among the nominees for which you did not withhold authority to vote. If there are no nominees other than management nominees for the five positions to be elected by the common stockholders, the persons named in the enclosed proxy intend to allocate the votes represented by the proxy evenly among the management nominees. If there are any additional nominees for such positions, the persons named in the enclosed proxy will vote cumulatively to elect as many as possible of the management nominees. If it is not possible to elect each of the five management nominees, the persons named in the enclosed proxy will have discretion as to which of such nominees they will elect.

Withholding of authority to vote in the enclosed proxy will not affect the election of those directors for whom you withhold authority to vote, unless you vote in person at the meeting or by means of another proxy, because our By-Laws provide that directors are elected by a plurality of the votes cast. Under applicable Delaware law, a broker non-vote will not affect the outcome of the election of directors. We will count the shares held by each stockholder who signs and returns the enclosed form of proxy only to determine the presence of a quorum at the meeting.

Our Class B common stockholders, voting as a class, are entitled to elect the remaining four of our nine directors. Each Class B common stockholder has the right to vote, in person or by proxy, the number of shares owned by him for those four directors for whose election he has a right to vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 11, 2008 with respect to persons we believe to be the beneficial owners of more than 5% of either class of our voting shares:

		Amount and
		Nature of
		Beneficial		Percent
Name and Address of Beneficial Owner	Title of Class	Ownership		of Class

Malcolm S. Morris	Class B Common Stock	525,006		50.0
3992 Inverness
Houston, Texas 77019
Stewart Morris, Jr.	Class B Common Stock	525,006		50.0
#8 West Rivercrest
Houston, Texas 77042
Artisan Partners Limited Partnership	Common Stock	2,931,194	(1)	17.2
875 East Wisconsin Avenue, Suite 800
Milwaukee, Wisconsin 53202
Wachovia Corporation	Common Stock	1,538,501	(2)	9.0
One Wachovia Center Charlotte, North Carolina 28288-0137
Dimensional Fund Advisors L.P.	Common Stock	1,454,070	(3)	8.5
1299 Ocean Avenue
Santa Monica, California 90401
Barrow, Hanley, Mewhinney & Strauss, Inc.	Common Stock	1,203,300	(4)	7.0
2200 Ross Avenue, 31st Floor
Dallas, Texas 75201-2761
Cooke & Bieler, L.P.	Common Stock	1,198,847	(5)	7.0
1700 Market Street, Suite 3222
Philadelphia, Pennsylvania 19103
Advisory Research, Inc.	Common Stock	1,112,400	(6)	6.5
180 North Stetson St., Suite 5500 Chicago, Illinois 60601
Barclay’s Global	Common Stock	951,420	(7)	5.6
45 Fremont Street San Francisco, California 94105

(1)	Artisan Partners Limited Partnership reported shared dispositive power with respect to all of such shares and shared voting power with respect to 2,619,694 of such shares in its most recent report on Schedule 13G filed February 13, 2008. Artisan Partners is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. The shares reported have been acquired on behalf of discretionary clients of Artisan Partners. Persons other than Artisan Partners are entitled to receive all dividends from and proceeds from the sale of such shares.

(2)	Wachovia Corporation reported shared voting power with respect to 2,500 of such shares, sole dispositive power with respect to 1,533,531 of such shares and sole voting power with respect to 1,536,001 of such shares in its report on Schedule 13G filed February 4, 2008.

(3)	Dimensional Fund Advisors L.P. reported sole voting and dispositive power with respect to all of such shares in its report on Schedule 13G filed February 6, 2008. Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and furnishes investment advice to four investment companies registered under the Investment Company Act of 1940. Dimensional also serves as investment manager to certain other commingled group trusts and separate accounts. All securities reported in this schedule are owned by these investment companies, trusts and accounts. Dimensional disclaims beneficial ownership of such securities.

(4)	Barrow, Hanley, Mewhinney & Strauss, Inc. reported sole dispositive power with respect to all of such shares, shared voting power with respect to 682,670 of such shares and sole voting power with respect to 520,630 of such shares in its report on Schedule 13G filed February 13, 2008.

(5)	Cooke & Bieler, L.P. reported shared voting power with respect to 731,472 of such shares and shared dispositive power with respect to all of such shares in its report on Schedule 13G filed February 14, 2008.

(6)	Advisory Research, Inc. reported sole voting and dispositive power with respect to all of such shares in its report on Schedule 13G filed February 14, 2008.

(7)	In its group filing on Schedule 13G filed February 6, 2008, Barclays Global Investors, N.A., Barclay’s Global Fund Advisors and Barclays Global Investors, Ltd., reported sole voting power with respect to 710,706 of such shares and sole dispositive power with respect to all of such shares.

Our Class B common stockholders have entered into an agreement to maintain an equal ownership of shares of common stock and Class B common stock by Malcolm S. Morris and the estate of Carloss Morris, collectively, and by Stewart Morris, Jr. and Stewart Morris, collectively. Such agreement also provides for rights of first refusal among themselves with respect to Class B common stock in the event of the death or voluntary or involuntary disposition of Class B common stock and upon certain other specified conditions.

The following table sets forth information as of March 11, 2008 with respect to each class of our voting shares beneficially owned by our executive officers, directors and nominees for director and by all our executive officers, directors and nominees for director as a group:

		Amount and
		Nature of
		Beneficial		Percent
Name	Title of Class	Ownership(1)		of Class

Malcolm S. Morris	Common Stock	141,578	(2)	*
	Class B Common Stock	525,006		50.0
Stewart Morris, Jr.	Common Stock	206,000	(3)	1.2
	Class B Common Stock	525,006		50.0
Matthew W. Morris	Common Stock	10,050	(4)	*
E. Ashley Smith	Common Stock	3,348	(5)	*
Robert L. Clarke	Common Stock	3,993		*
Max Crisp	Common Stock	49,000	(6)	*
Nita B. Hanks	Common Stock	7,666	(7)	*
Paul W. Hobby	Common Stock	5,755		*
Dr. E. Douglas Hodo	Common Stock	7,955		*
Laurie C. Moore	Common Stock	2,349		*
Dr. W. Arthur Porter	Common Stock	3,755		*
All executive officers, directors and nominees for director as a group (11 persons)	Common Stock	441,449		2.6
	Class B Common Stock	1,050,012		100.0

*	Less than 1%.

(1)	Unless otherwise indicated, the beneficial owner has sole voting and dispositive power with respect to all shares indicated.

(2)	Includes 100,000 shares subject to stock options.

(3)	Includes 170,000 shares subject to stock options.

(4)	Includes 1,600 shares subject to stock options and 450 shares owned through the Company’s 401(k) plan.

(5)	Includes 1,000 shares subject to stock options and 348 shares owned through the Company’s 401(k) plan.

(6)	Includes 38,000 shares subject to stock options.

(7)	Includes 7,300 shares subject to stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Each of our directors and certain officers are required to report to the Securities and Exchange Commission, by a specified date, his or her transactions related to common stock or Class B common stock. Based solely on a review of the copies of reports furnished to us or written representations that no other reports were required, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were met during the 2007 fiscal year.

ELECTION OF DIRECTORS

At our annual meeting, our stockholders will elect nine directors, constituting the entire board of directors. Our common stockholders are entitled to elect five directors, and our Class B common stockholders are entitled to elect four directors.

Common Stock Nominees

The following persons have been nominated as directors to be elected by our common stockholders. Although we do not believe that any of these nominees will become unavailable, if one or more should become unavailable before the meeting, your proxy will be voted for another nominee, or other nominees, selected by our board of directors.

Nominee, Age and Position with Stewart	Director Since

Robert L. Clarke, 65, Director	2004
Nita B. Hanks, 54, Director	1990
Dr. E. Douglas Hodo, 73, Director	1988
Laurie C. Moore, 62, Director	2004
Dr. W. Arthur Porter, 66, Director	1993

Each of the five nominees up for election by our common stockholders was elected by the common stockholders at our 2007 annual meeting of stockholders. The persons named in your proxy intend to vote the proxy for the election of each of these nominees, unless you specify otherwise.

Mr. Clarke has been a partner of the law firm of Bracewell & Giuliani LLP for more than the past five years. Mr. Clarke also serves as director and chairman of the audit committees of the boards of Eagle Materials, Inc., a NYSE-listed manufacturer of building materials, and First Investors Financial Services Group, Inc., a consumer finance company. He served as U.S. Comptroller of the Currency from December 1985 through February 1992. Prior to his election as our director, Mr. Clarke had served as our advisory director since 2003.

For more than the past five years, Ms. Hanks has been a Senior Vice President of Stewart Title Guaranty Company, our largest subsidiary. Ms. Hanks is our Director of Employee Services and brings a key perspective from our employees to our board of directors. Employee costs represent one of our largest expenses.

Dr. Hodo serves as Chairman of our Audit Committee. Dr. Hodo served as President of Houston Baptist University for more than 19 years and became President Emeritus of the University in 2006.

Ms. Moore is the President of Laurie Moore and Associates, a speaking and consulting practice. In 2003 she founded, and has since served as President of, The Institute for Luxury Home Marketing, LLC, an international membership organization targeting real estate agents who work in the upper-tier residential market. Prior to 2003, Ms. Moore co-founded and served as managing partner of REAL Trends, Inc., a publishing, communications and research company serving brokerage company owners and top management of franchise organizations in the residential real estate industry. Prior to her election as our director, Ms. Moore had served as our advisory director since 2002.

Dr. Porter is a Professor Emeritus of the University of Oklahoma. Prior to his retirement, he served as University Professor and Regents Chair of Engineering at that university. From 1998 to 2006 he served as University Vice President for Technology Development and also served as Dean of the College of Engineering from 1998 to 2005. Prior to those appointments, he had served as President and Chief Executive Officer of Houston

Advanced Research Center, a nonprofit research consortium for more than five years. He also served as an Adjunct Professor of Electrical Engineering at Rice University for more than five years prior to his appointment with the University of Oklahoma. Dr. Porter is also a director of Electro Scientific Industries, Inc., in Oregon and Bookham Technologies in California.

Class B Common Stock Nominees

The following persons have been nominated as directors to be elected by our Class B common stockholders. The persons named in the Class B common stockholders’ proxies intend to vote the proxies for the election of the nominees named below, unless otherwise specified. Although we do not believe that any of these nominees will become unavailable, if one or more should become unavailable before the meeting, proxies will be voted for another nominee, or other nominees, selected by our board of directors.

Nominee, Age and Position with Stewart	Director Since

Max Crisp, 73, Executive Vice President and Chief Financial Officer, Secretary, Treasurer and Director	1970
Paul W. Hobby, 47, Director	1989
Malcolm S. Morris, 61, Co-Chief Executive Officer and Chairman of the Board of Directors	2000
Stewart Morris, Jr., 59, Co-Chief Executive Officer, President and Director	2000

Each of these nominees was elected by our Class B common stockholders at our 2007 annual meeting of stockholders.

Mr. Crisp has served as our Executive Vice President — Finance, Treasurer and Secretary and as our Chief Financial Officer for more than the past five years. Mr. Crisp is also Executive Vice President and Chief Financial Officer of Stewart Title Guaranty Company and Stewart Title Company, its subsidiary.

Mr. Hobby is founding chairman of Genesis Park, L.P., a Houston-based private equity business specializing in technology and communications investments. He has served since 2004 as the CEO of Alpheus Communications, Inc., a Texas wholesale telecommunications provider, and, from 2002 to 2006, as Chairman of CapRock Services, Inc., the largest provider of satellite services to the global energy business. Mr. Hobby previously served on the boards of three publicly traded companies: Coastal Bancorp, Inc. and Aronex Pharmaceutical, Inc. from 1999 through 2001 and Amegy Bank of Texas, Inc. from 2002 through 2005. He currently serves on the boards of two other publicly traded companies: EGL, Inc., a transportation supply chain management and information services company, and NRG Energy, Inc., a nonutility power generation company.

Malcolm S. Morris has served as our Chairman of the Board and Co-Chief Executive Officer since 2000 and as our Senior Executive Vice President — Assistant Chairman for more than five years prior to that time. Malcolm S. Morris has also served for more than the past five years as Chief Executive Officer of Stewart Title Guaranty Company and Chairman of the Board of Stewart Title Company.

Stewart Morris, Jr. has served as our President and Co-Chief Executive Officer since 2000 and as our Senior Executive Vice President — Assistant President for more than five years prior to that time. Stewart Morris, Jr. has also served for more than the past five years as President and Chief Executive Officer of Stewart Title Company and Chairman of the Board of Stewart Title Guaranty Company.

Malcolm S. Morris and Stewart Morris, Jr. are cousins. Acting together they have the power to direct our management and policies. Accordingly, they may be deemed to be “control persons” as such term is used in regulations adopted under the Securities Exchange Act of 1934. Matthew W. Morris is the son of Malcolm S. Morris.

CORPORATE GOVERNANCE

Board of Directors

We are managed by a board of directors comprised of nine members, five of whom are elected by our common stockholders and four of whom are elected by our Class B common stockholders. A majority of the members of the board of directors are “independent” within the meaning of the listing standards of the New York Stock Exchange. These directors are: Paul W. Hobby, E. Douglas Hodo, W. Arthur Porter, Robert L. Clarke and Laurie C. Moore. The board of directors has determined that none of these directors has any material relationship with us or our management that would impair the independence of their judgment in carrying out their responsibilities to us. In making this determination, the board of directors considers any transaction, or series of similar transactions, or any currently proposed transaction, or series of similar transactions, between us or any of our subsidiaries and a director to be material if the amount involved exceeds $60,000, exclusive of directors’ fees, in any of our last three fiscal years.

All of our directors hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified. All of our officers hold office until the regular meeting of directors following the annual meeting of stockholders or until their respective successors are duly elected and qualified. Any action by the board of directors requires the affirmative vote of at least six members.

During 2007, the board of directors held five meetings and one retreat. Each director attended each of such meetings, except that one director did not attend one meeting. The board of directors has an Executive Committee, an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. See “Committees of the Board of Directors” below.

The board of directors has adopted the Stewart Code of Business Conduct and Ethics, Guidelines on Corporate Governance and a Code of Ethics for Chief Executive Officers, Principal Financial Officers and Principal Accounting Officer, each of which is available on our website at www.stewart.com and available in print to any stockholder who requests it. Our Guidelines on Corporate Governance and the charters of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee require an annual self-evaluation of the performance of the board of directors and of such committees, including the adequacy of such guidelines and charters. The charters of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee are available on our website at www.stewart.com and available in print to any stockholder who requests them.

Our Guidelines on Corporate Governance strongly encourage attendance in person by our directors at our annual meetings of stockholders. All of our incumbent directors attended our 2007 annual meeting of stockholders.

Advisory Directors

In addition to the directors elected by our common stockholders and Class B common stockholders, our board of directors appoints advisory directors to supplement the experience and expertise of the elected directors. Our advisory directors receive notice of and regularly attend meetings of our board of directors and committees on which they serve as non-voting members. They provide valuable insights and advice to us and participate fully in all deliberations of our board of directors but are not included in quorum and voting determinations. Advisory directors receive the same compensation for their services as our elected directors receive.

Committees of the Board of Directors

Executive Committee.  The Executive Committee may exercise all of the powers of the our directors, except those specifically reserved to the board of directors by law or resolution of the board of directors. Malcolm S. Morris, Stewart Morris, Jr. and Max Crisp serve as the members of the Executive Committee. During 2007, the Executive Committee held four meetings at which all members were present, and executed 36 consents in lieu of meetings.

Audit Committee.  It is the Audit Committee’s duty to (i) review with our independent auditors the scope of the annual audit, (ii) review the independent auditors’ findings related to our internal controls over financial reporting and (iii) meet with our internal auditors. The Audit Committee has sole authority to appoint or replace our independent auditors. The Audit Committee operates under a written charter adopted by our board of directors, a copy of which is available on our website at www.stewart.com. The Audit Committee is comprised of Dr. E. Douglas Hodo (Chair), Robert L. Clarke and Laurie C. Moore. During 2007, the Audit Committee held eight meetings, at which all members then serving were present. Each of the members of the Audit Committee is “independent” as defined under the listing standards of the New York Stock Exchange and the Securities Exchange Act of 1934, and the board of directors has determined that Dr. Hodo is an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission. No member of our Audit Committee serves on the audit committees of more than three public companies. The Audit Committee has the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. Persons wishing to communicate with the Audit Committee may do so by writing in care of Chairman, Audit Committee, Stewart Information Services Corporation, 1980 Post Oak Boulevard, Suite 800, Houston, Texas 77056.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee is comprised of Dr. W. Arthur Porter (Chair), Robert L. Clarke and Laurie C. Moore, each of whom is “independent” as defined in the listing standards of the New York Stock Exchange. It is the Nominating and Corporate Governance Committee’s duty to (i) recommend to our board of directors nominations of persons for election to our board of directors by our common stockholders, (ii) create procedures for identification of nominees, (iii) consider and recommend to the board of directors criteria for nomination to our board of directors and (iv) receive and consider nominations submitted by our stockholders.

Our Guidelines on Corporate Governance require that a majority of the nine members of our board of directors be “independent” as defined in the rules of the New York Stock Exchange. As described above, a majority of our current board of directors are “independent” under the filing standards of the New York Stock Exchange. Those Guidelines also provide that the Nominating and Corporate Governance Committee shall be guided by the following principles:

•	Each director should be an individual of the highest character and integrity and have an inquiring mind, experience at a strategy or policy-setting level, or otherwise possess a high level of specialized expertise, and the ability to work well with others. Special expertise or experience that will augment the board of directors’ expertise is particularly desirable.

•	Each director should have sufficient time available to devote to our affairs to carry out the responsibilities of a director and, absent special circumstances, no director should simultaneously serve on the boards of directors of more than three public companies. Directors are qualified for service on the board of directors only if they are able to make a commitment to prepare for and attend meetings of the board of directors and its committees on a regular basis.

•	Each independent director should be free of any significant conflict of interest that would interfere with the independence and proper performance of the responsibilities of a director.

•	Directors to be nominated for election by our common stockholders should not be chosen as representatives of a constituent group or organization. Each should utilize his or her unique experience and background to represent and act in the best interests of all stockholders as a group.

In recent years, vacancies occurring in our board of directors have been filled by advisory directors whose experience and expertise have contributed significantly to the deliberations of the board of directors and who meet the criteria set forth above.

Directors should have an equity ownership in us. Toward that end, each non-employee director shall be paid a portion of his or her director’s fees in our common stock pursuant to our 2005 Long-Term Incentive Plan, or any successor plan, but only to the extent permitted by law and the Corporate Governance Standards of the New York Stock Exchange.

Pursuant to our By-Laws, the Nominating and Corporate Governance Committee will accept and consider nominations by stockholders of persons for election by our common stockholders to our board of directors. To be considered for nomination at our 2009 annual meeting of stockholders, stockholder nominations must be received by us no later than February 15, 2009. Persons wishing to submit the names of candidates for consideration by the Nominating and Corporate Governance Committee may write to the Nominating and Corporate Governance Committee in care of Corporate Secretary, Stewart Information Services Corporation, 1980 Post Oak Boulevard, Suite 800, Houston, Texas 77056. Any such submission should include the candidate’s name, credentials, contact information and consent to be considered as a candidate. The person proposing the candidate should include his or her contact information and a statement of his or her share ownership, including the number of shares and the period of time the shares have been held.

The Nominating and Corporate Governance Committee held four meetings during 2007, at which all members were present. Our Nominating and Corporate Governance Committee’s charter is available on our website at www.stewart.com.

Compensation Committee.  It is the duty of the Compensation Committee to approve the compensation of the executive officers. The Compensation Committee is comprised of Paul W. Hobby (Chair), Robert L. Clarke and Dr. W. Arthur Porter. During 2007, the Compensation Committee held two meetings, at which all members were present.

Our board of directors has determined that each member of our Compensation Committee is “independent” as that term is defined in the rules of the New York Stock Exchange.

Executive Sessions of Non-Management Directors

Our non-management directors, all of whom are independent, meet at regularly scheduled executive sessions without management. Our Audit Committee’s Chairman serves as the presiding director at those executive sessions. Persons wishing to communicate with our non-management directors may do so by writing in care of Chairman, Audit Committee, Stewart Information Services Corporation, 1980 Post Oak Boulevard, Suite 800, Houston, Texas 77056. Persons wishing to communicate with our other directors may do so by writing in care of Corporate Secretary, Stewart Information Services Corporation, at the same address.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Committee is comprised of Paul W. Hobby (Chair), Robert L. Clarke and Dr. W. Arthur Porter, each of whom is an independent director under the standards of the New York Stock Exchange. The Compensation Committee functions pursuant to its charter, which is available on our web site at www.stewart.com. Under its charter, the Compensation Committee is charged with establishing and monitoring the basic philosophy and policies governing the compensation of our executive officers and senior managers. The Committee makes recommendations to the board of directors with respect to compensation, incentive compensation plans and equity-based plans.

The Compensation Committee’s specific duties and responsibilities include, but are not limited to, the following:

•	Review and approve our goals and objectives relevant to the compensation of the Co-Chief Executive Officers, evaluate the Co-Chief Executive Officers’ performance in light of those goals and objectives, and recommend to the board of directors the Co-Chief Executive Officers’ compensation levels based on this evaluation.

•	Administer the stock-based compensation plans that we have adopted (or may adopt).

•	Review and approve employment, severance and change in control agreements with our executive officers.

•	Review the overall compensation structure for all employees and make recommendations to the board of directors with respect to non-Chief Executive Officer compensation, incentive compensation plans and equity-based plans.

•	Retain in our discretion and on our behalf one or more firms that specialize in officer compensation to (i) compare compensation we pay to our officers with comparable compensation paid by competitors, (ii) compute the value of stock options and (iii) issue a fairness letter upon completion of the firm’s study.

•	Produce an annual report on executive compensation for inclusion in the proxy statement as the Compensation Committee Report.

•	Annually review and reassess the adequacy of our charter and recommend any proposed changes to the board of directors for approval.

•	Annually perform an evaluation of our performance to determine whether the Committee is functioning effectively and report its conclusions to the board of directors.

The Compensation Committee currently engages a compensation consultant in odd-numbered years to gather and present to the Committee data available publicly with respect to the compensation of executive officers serving with other title insurance companies and other financial services companies deemed comparable by the Compensation Committee. This information is supplemented by similar data developed internally. The Compensation Committee considers many factors, including the information on comparable compensation at other companies, in its evaluation of the fairness of our compensation program, as discussed below. For the reasons discussed below, the compensation of our Co-Chief Executive Officers has historically been set at levels below those of executives at comparable companies. The Compensation Committee consults with the Co-Chief Executive Officers for the purposes of assuring the Committee that executive compensation programs do not distort our overall compensation structure, resulting in discontent among our Region Managers and other Associates. The Compensation Committee also works with the Co-Chief Executive Officers to structure their compensation programs and those of our other executive officers to make the compensation programs tax efficient and accommodate their estate planning.

The Compensation Committee met twice in 2007, with all members participating.

Objectives of the Compensation Programs

We were founded in 1893 by the sons of Judge William H. Stewart, and have been managed by his lineal descendents since that time. At the time of our initial public offering in 1972, our capital stock was divided into two classes, with the Stewart family owning all of the outstanding shares of Class B Common Stock, which entitles them to elect a certain number of directors depending on the number of shares of this class that they hold. Currently, Malcolm S. Morris and Stewart Morris, Jr. own a sufficient number of shares of Class B Common Stock to enable them to elect four of our nine directors. Because the vote of six directors is required to take action, at least one of the four directors elected by the Morrises must vote with the directors elected by our Common stockholders for our board of directors to take action.

The Compensation Committee believes that our century-long management by members of the Stewart/Morris family has created a climate of long-term stability that is attractive to the kind of Associates that we wish to hire and retain, as well as to our customers. We are managed with a view to maximizing intermediate and long-term shareholder values.

In light of the Company’s history as a family-controlled company, the Compensation Committee has adopted a compensation philosophy of fairness, rather than focusing on attracting and retaining its chief executive officers. The Compensation Committee’s compensation philosophy also includes maintaining Associate satisfaction and morale by assuring that the compensation of executive officers, particularly the Co-Chief Executive Officers, is not out of line with that of Region Managers and other Associates. The Compensation Committee believes that our compensation programs have in the past achieved these goals. The Compensation Committee notes that it is not uncommon for the compensation of one or more Region Managers to exceed that of the Co-Chief Executive Officers in some years.

The Compensation Committee also follows a policy, begun in 1985 when the respective fathers of the current Co-Chief Executive Officers served in such capacities, of equalizing the compensation packages of the Co-Chief Executive Officers. The Compensation Committee believes that this policy has served us well by eliminating a source of possible friction.

Finally, the Compensation Committee’s compensation philosophy considers the cyclical nature of our business, which is strongly influenced by prevailing mortgage interest rates and the U.S. real estate market. Because these factors are beyond the control of the executive officers, we do not attempt to closely link year to year operating results with their compensation. The Compensation Committee nevertheless tends to focus on tangible book value along with earnings per share and accretion of stockholder value over time, among other measures, in evaluating our executive officers’ performance.

Elements of In-Service Compensation

The principal elements of in-service compensation for our executive officers are salary, an annual bonus based on Stewart Title Guaranty Company’s financial performance and equity awards, which have historically taken the form of fully vested 10-year stock options at an exercise price equal to the market price of our stock on the grant date. In 2007, our 2005 Long-Term Incentive Plan was amended to permit us to make restricted and unrestricted stock grants to our executive officers. However, no equity awards were made to our Co-Chief Executive Officers in 2007.

The salaries of our executive officers are kept relatively stable, with the base salaries of our Co-Chief Executive Officers having increased annually by an average of 9% since 2002. We have historically paid cash bonuses to our executive officers under formulas based on the consolidated pretax income (after deducting minority interests) of Stewart Title Guaranty Company. Guaranty had a loss in 2007, and no cash bonuses were earned by our Co-Chief Executive Officers under those plans in that year. The Compensation Committee attempts to set performance targets that will result in an aggregate compensation package that meets its standard of fairness. Our executive officers may receive discretionary cash bonuses from time to time upon approval by our board of directors. For 2007, each of the Company’s Co-Chief Executive Officers was awarded a discretionary bonus of $140,000 in recognition of their efforts in managing the Company to mitigate the effects of the recent downturn in the real estate markets.

As disclosed in our Summary Compensation Table under “All Other Compensation”, and the accompanying footnotes, we provide certain perquisites to our executive officers, including home security, tax and financial planning, country club dues, and company cars or car allowances. These perquisites have been provided for many years, and we believe them to be reasonable as to type and amounts.

Recent Changes in Compensation Strategy for Co-Chief Executive Officers

In 2008, the Compensation Committee revised its compensation strategy for our Co-Chief Executive Officers by deciding to use restricted stock grants, rather than stock options, as a part of their compensation packages and by approving a Strategic Incentive Pool, described below.

Restricted Stock Grants.  These are equity awards that replace the option grants used in some previous years to supplement the cash components of compensation of our Co-Chief Executive Officers. While the grants are taxable to the receiving executive, they advance our concept of management equity ownership generally and alignment of interest between our Co-Chief Executive Officers and holders of our common stock. While the taxability of stock grants may result in modest sales of stock by our Chief Executive Officers in order to fund personal tax liabilities, the concept of direct ownership and clear and transparent reporting for financial statement purposes seem to the Committee to be preferable to the volatility of stock option valuations, particularly in light of the current real estate environment.

Strategic Incentive Pool.  As a carefully constructed experiment, the Committee has recommended, and the Board has approved in principle, a 34-month cash incentive plan tied to quantifiable measures in each of the several areas chosen by the Board and management as long-term and strategic in nature. This Strategic Incentive Pool is intended to keep management’s eyes on the horizon at this difficult moment in the real estate and title insurance business cycles. An extraordinarily rapid contraction in the housing market has created an operational imperative to right-size employee counts and centralize operating expenses. While that type of nimble, reactive management is necessary at times, the Committee seeks to counterbalance that daily reality with long-term objectives consistent with the board’s and management’s vision for the Company.

The total amount of the Strategic Incentive Pool available for distribution will be the cash equivalent of the fair market value of 50,000 shares of the Company’s Common Stock as of December 31, 2010. Subject to certain conditions and to the extent each of the three equally weighted, independent targets set out under the plan are achieved, the cash award would be made in equal amounts to each of the Co-Chief Executive Officers. At least half of the after-tax cash received by each Co-Chief Executive Officer must be invested in the Company’s Common Stock within 60 days of the award. The targets under the plan relate to increasing our market share of commercial business, increasing our revenues from international business and implementing technology milestones. Each measure is independent and eligible for one-third of the cash award. To the extent a strategic measure’s threshold is achieved at less than 100% but at the minimum of 80%, there will be a proportionate reduction in the cash award from the 100% level. Targets met at less than 80% are not eligible for their respective one-third of the cash award. The Company believes that the achievement of the strategic measure under the plan will significantly enhance the value of the Company.

The Strategic Incentive Pool will be presented to the full Board for final adoption in May 2008, to be effective for the 34 months ending December 31, 2010.

Elements of Post-Termination Compensation and Benefits

In 1986, we entered into an agreement with each of Malcolm S. Morris, Stewart Morris, Jr. and Max Crisp, pursuant to which the executive officer or his designee is entitled to receive, commencing upon his death or attainment of the age of 65 years, 15 annual payments in amounts that will, after payment of federal income taxes thereon, result in a net annual payment of $66,667 to Max Crisp and $133,333 to each of Malcolm S. Morris and Stewart Morris, Jr. For purposes of such agreements, each beneficiary is deemed to be subject to federal income taxes at the highest marginal rate applicable to individuals. Such benefits are fully vested and are forfeited only if a beneficiary’s employment with us is terminated by reason of fraud, dishonesty, embezzlement or theft. Any death or income benefits provided to a beneficiary under certain insurance policies we currently maintain will reduce payments due to such beneficiary or his designee under his deferred compensation agreement. The Compensation Committee has no plans to propose any additional defined benefit plans for its executive officers.

Our executive officers also participate in our defined contribution (401(k)) plan on the same terms as our other Associates.

We have no “change of control” agreements that would provide additional post-termination compensation to any of our executive officers upon a change of control of the Company.

Limitation on the deductibility of executive compensation imposed by Section 162(m) of the Internal Revenue Code has had no effect on our compensation program for executive officers because we have never exceeded those limits.

Conclusion

In summary, the Compensation Committee strives to focus on the principles of fairness, stability and correlation between the duties and compensation of our senior corporate officers and our operational managers. Compensation of executive officers who are not members of the Morris family is intended to balance the market opportunities of those individuals and the deliberate modesty of the compensation packages provided to members of the Morris family.

EXECUTIVE COMPENSATION

Summary of Compensation

The following table summarizes compensation information for each of our executive officers for the two years ended December 31, 2007.

Summary Compensation Table
(Year Ended December 31, 2007)

						Change in
						Pension
						Value and
						Nonqualified
						Deferred
					Non-Equity	Compensation	All Other
		Salary	Bonus	Awards	Incentive Plan	Earnings	Compensation	Total
Name and Principal Position	Year	($) (1)	($)	Options ($)	Compensation ($) (2)	($)	($) (3)	($)
(a)	(b)	(c)	(d)	(f)	(g)	(h)	(i)	(j)

Stewart Morris, Jr.	2007	225,000	140,000	—	—	81,000	47,504	493,504
President and Co-Chief Executive Officer	2006	175,000	—	—	486,299	76,000	19,001	756,300
Malcolm S. Morris	2007	225,000	140,000	—	—	93,000	26,187	484,187
Chairman of the Board and Co-Chief Executive Officer	2006	175,000	—	—	486,299	87,000	24,754	773,053
Max Crisp	2007	207,000	140,000	—	—	—	56,173	403,173
Executive Vice President and Chief Financial Officer, Secretary and Treasurer	2006	200,000	—	—	295,974	—	70,527	566,501
Matthew W. Morris(4)	2007	200,000	140,000	15,172	—	—	12,700	367,872
Senior Executive Vice President	2006	150,000	25,000	—	105,565	—	11,950	292,515
E. Ashley Smith(5)	2007	347,692	—	9,482	—	—	10,900	368,074
Executive Vice President and Chief Legal Officer	2006	316,667	62,500	—	—	—	11,250	390,417

(1)	Includes salary earned and deferred at the officer’s election.

(2)	Consists of the variable portion of executive bonuses. See “Compensation Discussion and Analysis — Elements of In-Service Compensation”.

(3)	See the following table captioned “All Other Compensation”.

(4)	Mr. Morris, age 36, has served as Senior Vice President of the Company since May 2004. Prior to that time, he served as Director for a strategic litigation consulting firm from 2000 to May 2004.

(5)	Mr. Smith, age 61, has served as Executive Vice President and Chief Legal Officer of the Company since January 2006. Prior to that time, he served as Vice Chancellor of the University of Texas, with responsibilities for policy and governmental relations.

The following table shows the components of the compensation included in column (i) of our Summary Compensation table for the year ended December 31, 2007.

ALL OTHER COMPENSATION

	Stewart	Malcolm S.		Matthew W.	E. Ashley
Item	Morris, Jr.	Morris	Max Crisp	Morris	Smith

Other Compensation
Directors’ fees	$4,350	$4,350	$4,350	$3,000	$—
Tax gross-up	—	—	35,897	—	—
401(k) match	2,500	2,500	2,500	2,500	2,500
Perquisites
Personal use of company-owned auto or car allowance	5,825	8,072	8,501	7,200	8,400
Home security	516	4,200	363	—	—
Country club dues	4,266	6,455	3,556	—	—
Investment and tax planning and tax preparation	30,047	610	1,006	—	—

	$47,504	$26,187	$56,173	$12,700	$10,900

Plan-Based Awards

The following table sets forth information concerning individual grants of plan-based equity and non-equity awards.

Grants of Plan-Based Awards
(Year Ended December 31, 2007)

All Other
		Option Awards:		Grant Date
		Number of	Exercise or	Fair Value
		Securities	Base Price	of Stock
		Underlying	of Option	and Option
Name	Grant Date	Options (#)	Awards ($/Sh)	Awards ($)
(a)	(b)	(j)	(k)	(l)

Matthew W. Morris	11/30/07	1,600	26.83	42,928
E. Ashley Smith	11/30/07	1,000	26.83	26,830

The following table sets forth information concerning the outstanding equity awards held by each of our executive officers at December 31, 2007. No executive officer held unexercisable options at that date.

Outstanding Equity Awards at December 31, 2007

	Option Awards
	Number of
	Securities
	Underlying
	Unexercised	Option	Option
	Options (#)	Exercise	Expiration
Name	Exercisable	Price ($)	Date
(a)	(b)	(c)	(d)

Stewart Morris, Jr.	25,000	42.11	02/02/15
	25,000	47.10	02/02/14
	25,000	21.87	01/23/13
	25,000	19.10	02/01/12
	25,000	20.01	01/31/11
	25,000	13.00	02/04/10
	20,000	19.375	05/24/09
	24,000	18.78	05/13/08
Malcolm S. Morris	25,000	42.11	02/02/15
	25,000	47.10	02/02/14
	25,000	21.87	01/23/13
	25,000	19.10	02/01/12
Max Crisp	16,500	42.11	02/02/15
	16,500	47.10	02/02/14
	5,000	21.87	01/23/13
Matthew W. Morris	1,600	26.83	11/30/17
E. Ashley Smith	1,000	26.83	11/30/17

The following table sets forth information concerning options exercised or transferred by our named executive officers in 2007.

Option Exercises and Stock Vested as of December 31, 2007

Option Awards
Number of
Shares
	Acquired	Value Realized
	on Exercise	on Exercise
Name	(#)	($)
(a)	(b)	(c)

Malcolm S. Morris	19,156	581,768

Defined Benefit Agreements

On March 10, 1986, we entered into an agreement with each of Malcolm S. Morris, Stewart Morris, Jr. and Max Crisp pursuant to which a beneficiary or his designee is entitled to receive, commencing upon his death or attainment of the age of 65 years, 15 annual payments in amounts that will, after payment of federal income taxes thereon, result in a net annual payment of $66,667 to Max Crisp and $133,333 to each of Malcolm S. Morris and Stewart Morris, Jr. For purposes of such agreements, each beneficiary is deemed to be subject to federal income taxes at the highest marginal rate applicable to individuals. Such benefits are fully vested and are forfeited only if a beneficiary’s employment with us is terminated by reason of fraud, dishonesty, embezzlement or theft. Any death or income benefits provided to a beneficiary under certain insurance policies we own will reduce payments due to such beneficiary or his designee under his agreement. We have paid no premiums on these policies since 2001.

The following table provides information with respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Nonqualified Deferred Compensation
(Year Ended December 31, 2007)

	Executive	Registrant
	Contributions in	Contributions in	Aggregate Earnings	Aggregate Balance
	Last FY	Last FY	in Last FY	at Last FYE
Name	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)

Stewart Morris, Jr.	70,833	—	57,349	490,534
Malcolm S. Morris	75,000	—	27,137	512,136
Max Crisp	75,000	—	21,553	446,248

Pension Plans

The following table summarizes benefits payable and paid to our executive officers under our defined benefit pension plans. All benefits are fully vested.

Pension Benefits as of December 31, 2007

		Present
		Value of	Payments During
		Accumulated Benefit	Last Fiscal Year
Name	Plan Name	($)	($)
(a)	(b)	(d)	(e)

Stewart Morris, Jr.	Agreement with beneficiary	1,242,000	—
Malcolm S. Morris	Agreement with beneficiary	1,422,000	—
Max Crisp	Agreement with beneficiary	556,000	66,667

Compensation of Directors

Our non-employee directors receive fees as follows:

Director Compensation
(Year Ended December 31, 2007)

	Fees Earned or	Stock	All Other
	Paid in Cash	Awards	Compensation	Total
Name	($)	($)(1)	($)	($)
(a)	(b)	(c)	(d)	(e)

Robert L. Clarke	52,000	40,000	—	92,000
Paul W. Hobby	48,000	20,000	—	68,000
Dr. E. Douglas Hodo	73,000	20,000	—	93,000
Laurie C. Moore	68,000	20,000	—	88,000
Dr. W. Arthur Porter	55,000	20,000	4,000	79,000

(1)	The annual stock award to directors is valued based on the market value per share of common stock on the date of the award.

Our directors who are employees receive directors’ fees of $150 per meeting. On November 30, 2007, Ms. Hanks was granted, as our Director of Employee Services, a fully vested 10-year option for 1,600 shares of our common stock at an exercise price of $26.83 per share, which was the closing price of a share of our common stock on the grant date. The compensation of our named executive officers for service on our board of directors or the boards of directors of our subsidiaries is included in “All Other Compensation” in our Summary Compensation Table.

Compensation Committee Report

To the Board of Directors of
Stewart Information Services Corporation:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with Stewart’s management and, based on that review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee

Paul W. Hobby, Chair
Robert L. Clarke
Dr. W. Arthur Porter

Dated: February 28, 2008

SELECTION OF INDEPENDENT AUDITORS

KPMG LLP served as our principal independent auditors for our fiscal year ended December 31, 2007. We expect representatives of KPMG LLP to be present at the meeting with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions. Our Audit Committee has not yet selected independent auditors for the fiscal year ending December 31, 2008.

Audit and Other Fees

The following table sets forth the aggregate fees billed for professional services rendered by KPMG LLP for each of our last two fiscal years:

	Year Ended December 31,
	2007	2006

Audit Fees (1)	$1,487,992	$1,631,629
Audit-Related Fees (2)	—	7,893
Tax Fees (3)	61,426	54,944
All Other Fees (4)	1,500	1,500

(1)	Fees for the audit of our annual financial statements, the audit of the effectiveness of our internal controls over financial reporting, review of financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements for the fiscal years shown.

(2)	Fees for assurance and related services by KPMG LLP that are reasonably related to the performance of the audit or review of our financial statements and that are not reported under “Audit Fees”. This primarily represents fees for consultation on accounting questions.

(3)	Fees for professional services rendered by KPMG LLP primarily for tax compliance, tax advice and tax planning.

(4)	Fees not included under other captions, consisting of subscription for on-line accounting references.

The Audit Committee must preapprove all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditor. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that the subcommittee will present all decisions to grant preapprovals to the full Audit Committee at its next scheduled meeting. Since May 6, 2003, the effective date of the Securities and Exchange Commission’s rules requiring preapproval of audit and non-audit services, 100% of the services identified in the preceding table were approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

The Audit Committee serves as the representative of the board of directors for the general oversight of Stewart’s processes in the following areas: financial accounting and reporting, system of internal control, audit, and monitoring compliance with laws and regulations and standards for corporate compliance. Stewart’s management has primary responsibility for preparing the consolidated financial statements and for Stewart’s financial reporting process. Stewart’s independent auditors, KPMG LLP, are responsible for expressing an opinion on Stewart’s consolidated financial statements, and whether such financial statements are presented fairly in accordance with U.S. generally accepted accounting principles.

In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with Stewart’s management.

2. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS No. 114 (Codification of Statements on Auditing Standards, AU § 380).

3. The Audit Committee has received the written disclosures and letters from the independent auditors required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees) and has discussed with the independent auditors the independent auditors’ independence.

4. Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee has recommended to the board of directors that the audited financial statements be included in Stewart’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.

Each of the members of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange.

The undersigned members of the Audit Committee have submitted this report:

Dr. E. Douglas Hodo, Chair
Robert L. Clarke
Laurie C. Moore

Dated: February 28, 2008

CERTAIN TRANSACTIONS

Stewart Morris is the father of Stewart Morris, Jr. and the uncle of Malcolm S. Morris. During the year ended December 31, 2007, Stewart Morris served as a director of Stewart Title Company and Stewart Title Guaranty Company and as chairman of Stewart Title Company’s executive committee and received compensation in 2007 of approximately $344,000, consisting of his salary and bonus.

During 2007, we and our subsidiaries paid a total of $418,065 to the law firm of Morris, Lendais, Hollrah & Snowden, P.C., of which Malcolm S. Morris is a shareholder. In connection with real estate transactions processed by Stewart Title Company, such firm receives legal fees from its clients who are also customers of Stewart Title Company and who select such firm as their counsel.

For many decades, we have maintained a collection of antique and replica carriages for business promotion and entertainment purposes. The carriages have been associated with the Company by its customers and potential customers. They symbolize the tradition, quality and stability of the Company in keeping with our long history.

The Company also maintains approximately 10 horses, which have been trained to safely pull the carriages. When not in use, both the carriages and horses are housed at the Morris Ranch in Wharton, Texas, which is owned by Stewart Morris and Stewart Morris, Jr., and occasionally at their homes and at the home of Malcolm S. Morris in Houston. The horses and most of the carriages are owned by the Morrises, and both horses and carriages are under separate terminable leases to the Company for no charge other than maintenance expenses. The Company also owns some carriages directly. The Company directly pays third-party vendors for the expenses incidental to maintaining and insuring its horse and carriage assets. These expenses include staff payroll, carriage maintenance, horse training, feed, veterinary, shoeing and trucking these assets to the different locations where they are used. These expenses also include maintenance and related utilities for a 14,000-square foot carriage house at the Morris Ranch, where the carriage operation maintains a stable and an office and where the main body of the carriage collection is housed and kept on display for guests. The only payment by the Company to an affiliate is $10,400  per year paid to the Morris Ranch for rental of the Carriage House and non-exclusive pasture rental of 600 acres. Our total expenses for maintenance of these assets in 2007 was approximately $270,000

PROPOSALS FOR NEXT ANNUAL MEETING

To be included in the proxy statement and form of proxy relating to our 2009 annual meeting of stockholders, proposals of common stockholders and Class B common stockholders must be received by us at our principal executive offices, 1980 Post Oak Boulevard, Suite 800, Houston, Texas 77056, by December 15, 2008.

OTHER MATTERS

Our management does not know of any other matter that may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, the persons named in the enclosed proxy intend to vote such proxy in accordance with their best judgment.

Proxies for our 2009 annual meeting of stockholders may confer discretionary power to vote on any matter that may come before the meeting unless, with respect to a particular matter, (i) we receive notice, by certified mail, return receipt requested, addressed to our Secretary, not later than the 13th day of February next preceding the meeting, that the matter will be presented at the meeting and (ii) we fail to include in its proxy statement for the meeting advice on the nature of the matter and how we intend to exercise our discretion to vote on the matter.

We will pay the cost of solicitation of proxies in the accompanying form. We have retained Innisfree M&A Incorporated, a proxy solicitation firm, to assist us in soliciting proxies for the proposals described in this proxy statement. We will pay Innisfree a fee for such services, which is not expected to exceed $6,500, plus expenses. In addition to solicitation by use of the mails, certain of our officers or employees, and certain officers or employees of Innisfree, may solicit the return of proxies by telephone, telegram or personal interview.

By Order of the Board of Directors,

Max Crisp
Secretary

April 8, 2008

PROXY STEWART INFORMATION SERVICES CORPORATION THIS PROXY FOR HOLDERS OF COMMON STOCK IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS -MAY 9, 2008 The undersigned appoints Ken Anderson, Jr. and E. Ashley Smith, and each of them, as proxies with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the Common Stock of Stewart Information Services Corporation which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of stockholders thereof to be held on May 9, 2008, or at any adjournment thereof. Unless otherwise marked, this proxy will be voted FOR the election of the nominees named. Please vote, sign, date and return this proxy card promptly using the enclosed envelope. (Mark the corresponding box on the reverse side) FOLD AND DETACH HERE You can now access your Stewart Information Services Corporation account online. Access your Stewart Information Services Corporation stockholder account online via Investor ServiceDirect (ISO). The transfer agent for Stewart Information Services corporation now makes it easy and convenient to get current information on your stockholder account. View account status View payment history for dividends View certificate history Make address changes View book-entry information Obtain a duplicate 1099 tax form • Establish/change your PIN Visit us on the web at http://www.bnymel/on.com/shareowner For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time ****TRY IT OUT**** www.bnymellon.com/shareowner/isd Investor ServiceDirect Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800 ·370-1163

Please Mark Here for Address Change or Comments SEE REVERSE SIDE The Board of Directors recommends a vote FOR: The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the Proxy Statement 1. Election of Directors -Nominees: FOR all nominees WITHHOLD 01 Robert L. Clarke, Please sign exactly as your name appears. Joint owners listed ill fight (except as marked to the contrary) WITHHOLD AUTHORITY to vote for all nominees listed al right D 02 03 04 05 Nita B, Hanks, Dr-E. Douglas Hodo, Dr-W. Arthur Porter. Laurie C, Moore should each sign personally. Where applicable, indicate your official position or representation capacity. (INSTRUCTION: To withhold authority to vote for any nominee, write that nominee’s name on the line below.) . ,”,. ,. ,2008 SIGNATURE(S) . FOLD AND DETACH HERE . WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Internet and telephone voting is available through 11 :59 PM Eastern Time the day prior to annual meeting day. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET http://www.proxyvoting.comlstc Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to OR vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect at www.bnymellon com/shareownerlisd where step-by-step instructions will prompt you through enrollment.

Please Mark Here for Address Change or Comments SEE REVERSE SIDE The Board of Directors recommends a vote FOR:The shares allocated to your account in the Company’s 401(k) Savings Plan will be voted as directed. IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE 1.Election of Directors -VOTED FOR EACH OF THE NOMINEES. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if any of the listed nominees Nominees:becomes unavailable for any reason and authority to vote for election of directors FOR all nominees listed is not withheld, the shares will be voted for another nominee or other nominees to WITHHOLD AUTHORITY01 Robert L. Clarke, at right ( except asto vote for all nomineesbe selected by the Nominating and Corporate Governance Committee. 02 Nita B. Hanks, marked to the contrary)listed at right 03Dr. E. Douglas Hodo,The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and 04Dr. W. Arthur Porter,of the Proxy Statement. 05Laurie C. Moore (INSTRUCTION: To withhold authority to vote for any Please sign exactly as your name appears. Joint owners nominee, write that nominee’s name on the line below.) should each sign personally. Where applicable, indicate your official position or representation capacity. Dated: ___,2008 ___SIGNATURE (S) ___SIGNATURE (S) FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNETTELEPHONE http://www.proxy voting.com/stc1-866-540-5760 Use the Internet to vote your proxy.ORUse any o t uch-tone telephone t o Have your proxy card in handvote your proxy. Have your proxy when you access h t e web site.card n i hand when you call. f I you vote your proxy by Internet or by e t lephone, you do NOT need to mail back your proxy card. To vote by mail , mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Choose MLin kSM for fast, easy and secure 24/7 onli ne access to your u f u t re proxy materi als, investment plan state ments , tax documents and more. Simply lo g on o t I n vestor ServiceDirect® at www.bnymellon.com/share owner/isd where step-by-step in structio ns will prompt you through enrol ment.

PROXY STEWART INFORMATION SERVICES CORPORATION PROXY VOTING N I STRUCTIONS ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 9, 2008 The undersigned appoints Ken Anderson, Jr. and E. Ashley Smith, and each of them, as proxies with ful power of substitutio n and revocation, to vote, as designated on h t e reverse side hereof, al the Common Stock of Ste wart I n formatio n Services Corporation which h t e undersigned has power o t vote, with al powers which the undersigned would possess if personally present, at t h e annual meeting of stockholders h t ereof to be held on May 9, 2008, or at any adjournment thereof. Unle ss otherwise marked, t h s i proxy will be voted FOR the election of the nominees named. Please vote, sign, date and return this proxy card promptly usin g the enclosed envelope. Address Change/Comments M ( ark the co r esponding box on the reve rse side) FOLD AND DETACH HERE You can now access your Stewart Information Services Corporation account online. Access your Stewart Informatio n Services Corporation stockholder account onlin e via Investor ServiceDirect® (ISD). The r t ansfer agent f o r Ste wart Informati on Services Corporation now makes it easy and convenient o t get current information on your stockhold er account. •View account statu s• View payment history for dividends •View certifi cate his tory• Make address changes •View book-entry information• Obtain a duplic ate 1099 tax form •Establish/change your PIN Visit us on the web at http://www.bnymellon.com/shareowner For Technic al Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time ****TRY T I OUT**** www.bnymellon.com/shareowner/isd Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 PRINT AUTHORIZ ATION(THIS BOXED AREA DOES NOT PRIN T) To commence printing on this proxy card please sign, date and fax t h is card o t : 212-691-9013 SIGNATURE:___DATE:___TIME:___ Mark h t is box f i you would lik e h t e Proxy Card EDGARized:ASCIIEDGAR II (HTML) Registered Quantity (common)___Color Stripe Blue